UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Director Resignation

On December 6, 2022, Pamela M. Nicholson resigned as a member of the Board of Directors (the “Board”) of Hyatt Hotels Corporation (the “Company”) and all other positions she held as a member of any committee of the Board. Ms. Nicholson’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On December 8, 2022, the Board decreased the size of the Board from twelve to eleven members.

(e)    2023-2025 Special PSUs

On December 8, 2022, the Talent and Compensation Committee (the “Committee”) of the Board, in its capacity as Administrator of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended, granted performance share units or “2023-2025 Special PSUs” pursuant to a Performance Share Unit Agreement approved by the Committee consistent with the form filed herewith as Exhibit 10.1 (the “2023-2025 PSU Agreement”) to Mark R. Vondrasek, the Company’s Chief Commercial Officer. The target and maximum number of 2023-2025 Special PSUs granted to Mr. Vondrasek is 18,011. The 2023-2025 Special PSUs are eligible to vest and be paid out in shares of Class A common stock, $0.01 par value per share, of the Company (the “Class A Common Stock”) at the end of a three-year performance period beginning on January 1, 2023 and ending on December 31, 2025 or earlier upon the occurrence of certain changes in control of the Company, if earned, based on achievement of certain pre-determined goals (as approved by the Committee prior to the grant of the 2023-2025 Special PSUs), and generally subject to the holder’s continued employment through the performance period or the earlier occurrence of an applicable change of control of the Company (except in the case of certain qualifying terminations of employment). If a performance goal is not achieved, then the 2023-2025 Special PSUs that could be earned based on attainment of such performance goal will be forfeited and will not vest. In addition, if a threshold goal is not achieved, then all of the 2023-2025 Special PSUs that could be earned will be forfeited and none will vest. Within 30 days after the determination of performance, the Company will deliver to the holder of the 2023-2025 Special PSUs a number of shares of Class A Common Stock of the Company equal to the number of 2023-2025 Special PSUs that vested.

The foregoing description of the grant of 2023-2025 Special PSUs is qualified in its entirety by reference to the terms of the form 2023-2025 Special PSU Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

10.1	Form of 2023-2025 Special Performance Share Unit Agreement under the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: December 9, 2022	By:	/s/ Margaret C. Egan
		Name:	Margaret C. Egan
		Title:	Executive Vice President, General Counsel and Secretary